EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-171269 and 333-187136 on Form S-8 of our report dated April 1, 2013 relating to the consolidated financial statements of Delta Oil & Gas, Inc. appearing in the Annual Report on Form 10-K of Delta Oil & Gas, Inc. for the years ended December 31, 2012 and 2011.

/s/ Excelsis Accounting Group
      Excelsis Accounting Group
      Reno, NV
     April 1, 2013